Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Massachusetts Premium Income Municipal Fund
811-07486


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010 and additionally adjourned to March 23, 2010.

Voting results are as follows:

<c> Common and MuniPreferred
shares voting together as a
class
<c> MuniPreferred shares voting
together as a
class
To approve the elimination of the Funds
fundamental policy relating to investments
 in municipal securities and below
investment grade securities.


   For
            2,400,365
                   1,103
   Against
               240,489
                        48
   Abstain
                 67,186
                         -
   Broker Non-Votes
               774,978
                         -
      Total
            3,483,018
                   1,151



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            2,471,170
                   1,105
   Against
               171,935
                        46
   Abstain
                 64,935
                         -
   Broker Non-Votes
               774,978
                         -
      Total
            3,483,018
                   1,151



To approve the elimination of the
fundamental policy prohibiting investment in other investment companies.


   For
            2,387,702
                   1,105
   Against
               248,576
                        46
   Abstain
                 71,762
                         -
   Broker Non-Votes
               774,978
                         -
      Total
            3,483,018
                   1,151



Proxy materials are herein incorporated by reference to the SEC filing on October 22, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052366.